As filed with the Securities and Exchange Commission on December 28, 2005
                                                     Registration No. 333-112042

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      --------------------------------------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      --------------------------------------------------------------------
                              SWIFT ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

           Texas                                               74-2073055
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
               (Address of Principal Executive Offices) (Zip Code)

                              SWIFT ENERGY COMPANY
                      2001 OMNIBUS STOCK COMPENSATION PLAN

                              SWIFT ENERGY COMPANY
                              EMPLOYEE SAVINGS PLAN


                                 Terry E. Swift
                             Chief Executive Officer
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                     (Name, address and telephone number of
             Registrant's executive offices and agent for service)

                                   Copies to:

                                  Karen Bryant
                            General Counsel-Corporate
                     Chief Governance Officer and Secretary
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                                EXPLANATORY NOTE

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

     This Post-Effective Amendment No. 1 to Registration Statement 333-112042 on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the new holding company organizational structure of Swift Energy Company (the "Registrant"), effected in accordance with Article 5.03.H of the Texas Business Corporation Act (the "TBCA") and the Registrant's status as the successor issuer to Swift Energy Company as it was constituted prior to the Merger (as defined below).

     The holding company organizational structure was effected pursuant to a Plan and Agreement and Articles of Merger to Form Holding Company (the "Merger Agreement") among Swift Energy Company as it was constituted prior to the effectuation of the new holding company structure (the "Predecessor"), the Registrant, and Swift Energy Operating, LLC, a Texas limited liability company and a wholly owned subsidiary of the Registrant ("Operating"). The Merger Agreement provides for the merger of the Predecessor into Operating, with Operating continuing as the surviving entity and as a wholly owned subsidiary of the Registrant (the "Merger"). The Merger became effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005. Prior to the Merger, the Registrant was a direct, wholly owned subsidiary of the Predecessor organized for the purpose of implementing the holding company organizational structure. Pursuant to Article 5.03.H of the TBCA, shareholder approval of the Merger was not required. In connection with the Merger, the Registrant's name was changed to "Swift Energy Company."

     By virtue of the Merger, all of the Predecessor's outstanding capital stock was converted, on a share for share basis, into capital stock of the Registrant. As a result, each shareholder of the Predecessor became the owner of an identical number of shares of capital stock of the Registrant. Additionally, each treasury share of the Predecessor was automatically converted into a treasury share of the Registrant. Also, each outstanding option to purchase shares of the Predecessor's common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant's common stock. Finally, each preferred share purchase right under the Predecessor's Amended and Restated Rights Agreement was automatically converted, upon the same terms and conditions, into a preferred share purchase right for each outstanding share of the Registrant's common stock held by such holder.

     In accordance with Rule 414, the Registrant, as the successor issuer to the Predecessor, hereby expressly adopts Registration Statement No. 333-112042 on Form S-8 as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended. This Registration Statement pertains to the Swift Energy Company's 2001 Omnibus Stock Compensation Plan and Employee Savings Plan. Registration fees were paid at the time of filing the original Registration Statement.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 8.  Exhibits


     The following documents are filed as a part of this registration statement.

        Exhibit
        Number                        Document Description
        -------                       --------------------

        5                             Opinion of Jenkens & Gilchrist, A
                                      Professional Corporation

        23.1                          Consent of Ernst & Young LLP

        23.2 Consent of Jenkens & Gilchrist, A Professional Corporation (included in
                                      Exhibit 5)

        24 Power of Attorney (included on signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 28th day of December, 2005.

                                        SWIFT ENERGY COMPANY


                                        By:/s/ Terry E. Swift
                                           -------------------------------------
                                           Terry E. Swift
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                             Capacity                                               Date


/s/ A. Earl Swift                                                                              December 28, 2005
----------------------------
A. Earl Swift                           Chairman of the Board


/s/ Terry E. Swift                                                                             December 28, 2005
---------------------------
Terry E. Swift                          Chief Executive Officer (Principal
                                        Executive Officer) and Director


/s/ Bruce H. Vincent                                                                           December 28, 2005
---------------------------
Bruce H. Vincent                        President and Director


/s/ Alton D. Heckaman, Jr.                                                                     December 28, 2005
----------------------------
Alton D. Heckaman, Jr.                  Executive Vice President and Chief
                                        Financial Officer (Principal Financial
                                        Officer)


/s/ David W. Wesson                                                                            December 28, 2005
----------------------------
David W. Wesson                         Controller (Principal Accounting Officer)


                                      -4-



                                                                                               December 28, 2005
----------------------------
Deanna L. Cannon                        Director


/s/ Raymond E. Galvin                                                                          December 28, 2005
---------------------------
Raymond E. Galvin                       Director


                                                                                               December 28, 2005
----------------------------
Douglas J. Lanier                       Director


/s/ Greg Matiuk                                                                                December 28, 2005
---------------------------
Greg Matiuk                             Director


                                                                                               December 28, 2005
----------------------------
Henry C. Montgomery                     Director


/s/ Clyde W. Smith, Jr.                                                                        December 28, 2005
----------------------------
Clyde W. Smith, Jr.                     Director


                                INDEX TO EXHIBITS

        Exhibit No.                Document Description
----------------------------       ------------------------------------------------------------------------------

            5                      Opinion of Jenkens & Gilchrist, A Professional Corporation, regarding legality

           23                      Consent of Ernst & Young LLP














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